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                              MERCURY FINANCE COMPANY

                                      BY-LAWS

                                     ARTICLE I

                                      OFFICES

SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                     ARTICLE II

                              MEETINGS OF STOCKHOLDERS

SECTION 1. All meetings of the stockholders for the election of directors shall be held at such place (within or without the State of Delaware) as may be fixed from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. Annual meetings of stockholders shall be held on the fourth Wednesday of April (if not a legal holiday and if a legal holiday, then on the next secular day following), at 4:00 P.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At each annual meeting, the shareholders shall elect, by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the

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whole time thereof, and may be inspected by any stockholder who is present.
The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, the stock ledger or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman or the chief executive officer of the corporation and shall be called by either such person at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 6. Written notice of a special meeting of the stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

SECTION 7. An affidavit of the secretary or an assistant secretary or the transfer agent of the corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 8. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 9. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy or the chairman or the chief executive officer, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at a meeting.

SECTION 10. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes of the State of Delaware or the certificate of incorporation, a different vote is required, in which case, such express provision shall govern and control the decision of such question.

SECTION 11. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on

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after one (1) year from its date, unless the proxy provides for a longer period. Persons holding stock in fiduciary capacity shall be entitled to vote the shares so held. Shares of capital stock owned by the corporation shall not be voted, directly or indirectly.

SECTION 12. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect;

          (a)  If only one votes, his acts binds all;

          (b) If more than one vote, the act of the majority so voting binds all;

          (c) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

SECTION 13. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                     ARTICLE II

                                     DIRECTORS

SECTION 1. The number of directors which shall constitute the whole board shall be not less than five nor more than fifteen. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors, but absent such resolution, shall be seven. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

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SECTION 2.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filed by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are not directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships chosen by the directors then in office.

SECTION 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

SECTION 4. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 5. A member of the board of directors or a member of any committee designated by the board of directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the board of directors or by any committee, or in relying in good faith upon other records of the corporation.

                                  MEETINGS OF THE

                                 BOARD OF DIRECTORS

SECTION 6. Except as hereinafter provided, any director or directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote at such meeting.

SECTION 7. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION 8. The annual meeting of the board of directors shall be held immediately following the annual meeting of stockholders at the place thereof, or at such other time and place as then may

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be determined by the chairman, for the purpose of appointing directors to committees of the board and electing the officers of the corporation for the ensuing year.

SECTION 9. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

SECTION 10. Special meetings of the board of directors or committees thereof may be called by the chairman or the chief executive officer on two days' notice to each director, either personally or by mail, facsimile or other written form; special meetings shall be called by the chairman or secretary in like manner and on like notice on the written request of a majority of the directors.

SECTION 11. At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 12. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

SECTION 13. During any emergency period following a catastrophe or other emergency contemplated by Section 110 of the General Corporation Laws of the State of Delaware as a result of which a quorum of the board of directors or a standing committee thereof cannot readily be convened for action, a majority of the directors who can readily convene shall constitute a quorum, for the purpose of filling vacancies in the board of directors and among the elected and appointed officers of the corporation.

SECTION 14. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                               COMMITTEE OF DIRECTORS

SECTION 15. The board of directors shall have standing executive, audit, personnel and compensation, and nominating committees, and may, by resolution or resolutions passed by a majority of the whole board, designate additional committees which shall bear such name and have the powers and duties as may be fixed and determined by the board of directors. The size

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and membership of each standing or other committee shall be determined by the board of directors from time to time. Each committee shall keep regular minutes of its meetings and report the same to the board of directors at the next meeting of the board of directors.

SECTION 16. The executive committee shall include and shall be chaired by the chairman of the board of directors. During the interval between the meetings of the board of directors, in cases where the board of directors cannot readily be convened, the executive committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution, amending the by-laws of the corporation, declaring a dividend, or authorizing the issuance of stock.

SECTION 17. The audit committee shall review the audit schedule and results of audits performed by internal auditors, meet with and review results of auditors of the corporation and its subsidiaries performed by independent public auditors and recommend the selection of independent public auditors. Directors who are also employees of the corporation shall not be voting members of this committee.

SECTION 18. The personnel and compensation committee shall recommend to the board of directors salaries and bonuses of all executive officers, oversee the corporation's compensation, incentive, and employee benefit programs, and administer the corporation's retirement, incentive compensation and stock option plans. The committee shall also review other personnel matters as may be appropriate and make recommendations to the chief executive officer and the board of directors. Directors who are also employees of the corporation shall not be voting members of this committee.

SECTION 19. The nominating committee shall consider nominees to the board of directors from names recommended by stockholders and shall nominate persons to be elected to the board of directors at the annual meeting of stockholders or when vacancies are to be filled. The committee shall also review and recommend to the board of directors changes in compensation of directors.

                             COMPENSATION OF DIRECTORS

SECTION 20. By resolution of the board of directors, a non-employee director may receive compensation for services as a director. Also, the board of directors may allow a fixed sum and expenses of attendance, for attendance at each regular or special meeting of the board of directors or a committee thereof. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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                                     ARTICLE IV

                                      NOTICES

SECTION 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile (at a telephone number provided by such director for such purpose) or by recognized overnight delivery service.

SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, board of directors or members of a committee of directors need be specified in any written waiver of notice.

                                     ARTICLE V

                                      OFFICERS

SECTION 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board of directors, a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, one or more assistant secretaries, and one or more assistant treasurers. The board of directors shall designate either the chairman of the board of directors or the president to be the chief executive officer of the corporation. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

SECTION 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

SECTION 3. The salaries of all executive officers of the corporation shall be fixed by the board of directors.

SECTION 4. The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier resignation and/or removal. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall

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be filled by the board of directors.  Any officer may resign at any time by giving written notice to the board of directors, the chairman of the board, the president or the secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                THE CHAIRMAN OF THE
                                 BOARD OF DIRECTORS

SECTION 5. The chairman of the board of directors shall preside at all meetings of the stockholders and directors. If he is not designated chief executive officer, he shall, in the absence or disability of such officer, act in his place and stead, and he shall have such additional powers and duties as may be assigned by the chief executive officer or the board of directors.

                                   THE PRESIDENT

SECTION 6. The president, if he is not designated chief executive officer, shall, in the absence or disability of such officer, act in his place and stead, and he shall have such other powers and duties as may be assigned by the chief executive officer or the board of directors.

                                     THE CHIEF
                                 EXECUTIVE OFFICER

SECTION 7. The chief executive officer (i.e., the chairman of the board of directors or the president, as designated by the board of directors) shall have general and active management and control of the business and affairs of the corporation subject to the control of the board of directors, and shall see that all orders and resolutions of the board are carried into effect.

                                 THE VICE PRESIDENT

SECTION 8. In the absence of the chairman and the president, or in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice president in the order designated or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman and president, and when so acting, shall have all of the powers of and be subject to all the restrictions upon the chairman and the president. The vice president shall perform such other duties and have such other powers and duties as may be assigned by the chief executive officer or the board of directors.

                                   THE SECRETARY
                              AND ASSISTANT SECRETARY

SECTION 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and record all of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be assigned by the chief executive officer

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or the board of directors.  He shall have custody of the stock ledger (which may, however, be kept by any transfer agent or agents or the corporation under his direction) and the corporate seal of the corporation and he, or any assistant secretary, shall have the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

SECTION 10. The assistant secretary, or if there be more than one, the assistant secretaries in order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be assigned by the chief executive officer or the board of directors.

                                   THE TREASURER
                              AND ASSISTANT TREASURER

SECTION 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

SECTION 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

SECTION 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

SECTION 14. The assistant treasurer, or if there shall be more than one, the assistant treasurer in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers and duties as may be assigned by the chief executive officer or the board of directors.

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                                     ARTICLE VI

                                CERTIFICATE OF STOCK

SECTION 1. The board of directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law. Shares of stock with par value may be issued for such consideration, having a value not less than par value thereof.

SECTION 2. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or the president or a vice president, and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation; provided that the board of directors may provide by one or more resolutions that some or all of any or all classes or series of the corporation's stock shall be uncertified shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon, shall be specified.

SECTION 3. The corporation shall have authority to appoint a transfer agent and a registrar upon proper resolution of the board of directors.

SECTION 4. Any of or all the signatures of the corporation's officers on the certificate may be facsimile if a transfer agent or registrar has been appointed and the authorized signature of such transfer agent or registrar is manually signed, otherwise at least one corporate officer's signature shall be manually signed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                 LOST CERTIFICATES

SECTION 5. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum or such indemnification as it may direct against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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                                 TRANSFERS OF STOCK

SECTION 6. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                 FIXING RECORD DATE

SECTION 7. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of a record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the board of directors may fix a new record date for the adjourned meeting.

SECTION 8.  If no record date is fixed by the board of directors:

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                              REGISTERED STOCKHOLDERS

SECTION 9. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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                                    ARTICLE VII

                                 GENERAL PROVISIONS

                                     DIVIDENDS

SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

SECTION 2. Before a payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ANNUAL STATEMENT

SECTION 3. The board of directors shall present at each annual meeting and at any special meeting of the stockholders, when called or by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                       CHECKS

SECTION 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                    FISCAL YEAR

SECTION 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                        SEAL

SECTION 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                 BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

SECTION 7. The corporation shall not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware.

                                    ARTICLE VIII

                                     AMENDMENTS

SECTION 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the board of directors at any regular meeting of the board of directors or at any special meeting of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting; or, by the vote of a majority of the total outstanding stock of the corporation, present in person or by proxy, at any meeting of stockholders at which a quorum is present.

                 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                              MERCURY FINANCE COMPANY

                                  ARTICLE ONE

     The name of the corporation is Mercury Finance Company (the "Corporation").


                                    ARTICLE TWO

      The address of the Corporation's registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE THREE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                    ARTICLE FOUR

                               A.  AUTHORIZED SHARES

     The total number of shares of capital stock which the Corporation has authority to issue is [___,___,___] shares, consisting of:

          1. [___,___,___] shares of Preferred Stock, par value, $.01 per share ("Preferred Stock"); and

          2. [___,___,___] shares of Common Stock, par value, $.01 per share ("Common Stock").

The Preferred Stock and the Common Stock, respectively, shall have the rights preferences and limitations set forth below. The Corporation shall not issue nonvoting equity securities.

                                 B. PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the appropriate right to vote, (after a default or default in dividend payments); the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable, including a rate payable in shares of Preferred Stock, and the preference, if any , which such dividends shall have relative to dividends on shares of any other class or classes or any other series of capital stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holder of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of capital stock of the Corporation or for any debt securities of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and limitations or restrictions thereof pertaining to shares of such series permitted by law.

                                  C. COMMON STOCK

1.  General.

     All authorized shares of Common Stock shall be available for issuance and may be issued in accordance with the provisions of this Amended and Restated Certificate of Incorporation, as from time to time amended, and applicable statutes.

2.  Identical Rights

     All shares of common stock will be identical and will entitle the holders thereof to the same rights and privileges.

3.  Voting Rights.

     Except as otherwise provided by applicable statutes or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders.

4.  Dividends.

     Subject to the rights of the holders of outstanding shares of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors out of the funds legally available therefor.

5.  Liquidation, Dissolution or Winding Up.

     In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after there shall have been paid or set aside for the holders of all shares of Preferred Stock then outstanding the full preferential amounts to which such holders are entitled under the resolutions authorizing the issuance of such Preferred Stock, the net assets of the Corporation shall be divided ratably among the holders of the Common Stock. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

6.  No Preemptive Rights.

     No holder of shares of the Common Stock of the Corporation shall have preemptive rights or otherwise be entitled as a matter of right to purchase or subscribe for any part of any stock of any class, or of any additional stock of any class of capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, now or hereafter authorized.

7.  Issuance of Stock.

     Any Common Stock or other securities convertible into stock may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the Board of Directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the Corporation in cash, personal property, real property (or leases thereof) or services. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered, shall be deemed fully paid and not liable to any further call or assessment.

8.  Corporation May Acquire Stock

     Subject to any applicable provision of this Article Four, the Corporation may at any time or from time to time purchase or otherwise acquire shares of its Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

                                    ARTICLE FIVE

1.  General.

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be fixed by, or in the manner provided in, the By-laws. Elections of the directors need not be by written ballot unless the By-laws so provide.

2.   Removal.

     Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares of Common Stock then outstanding and entitled to vote.

3.  Amendment of By-laws.

     Subject to the power of the stockholders under applicable statutes to make, alter or repeal the By-laws of the Corporation, the Board of Directors shall have the right to make, alter or repeal the By-laws of the Corporation.

4.  Meetings of Stockholders.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide.

5.  Books of Corporation.

     The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

                                    ARTICLE SIX

     The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Cooperation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                                   ARTICLE SEVEN

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors;

               (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

               (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

               Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE EIGHT

     No director of the Corporation or any of its subsidiaries shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor act or law), or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended subsequent to the date of the filing of this Amended And Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in any manner which further eliminates or limits the personal liability of directors, then, without further action by the Board of Directors or the stockholders of the Corporation, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent then permitted by the Delaware General Corporation Law, as so amended. For purposes of this Article, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personally liable to the corporation" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the

Corporation in its capacity as security holder, joint venture, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                   ARTICLE NINE

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights conferred herein upon stockholders and directors are granted subject to this reservation.


                                    ARTICLE TEN

     The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, MERCURY FINANCE COMPANY has caused this certificate to be signed by _________________, its ________________ and attested by __________, its Secretary, this __ day of _________, 1998.



                                   MERCURY FINANCE COMPANY


                                   By:___________________________

                                        Title:





ATTEST:


By:____________________________